Exhibit 11.1

                  First Colonial Group, Inc. and Subsidiaries
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                       Three Months Ended    Nine Months Ended
                                       Sept. 30, Sept. 30,  Sept. 30,  Sept. 30,
                                         1997      1996       1997       1996
                                     ---------  ---------  ---------  ---------
Primary
 Earnings                              $   855   $    702   $  2,371   $  2,007
                                     ---------  ---------  ---------  ---------
 Shares *
   Weighted average number of
    common shares outstanding        1,623,839  1,604,103  1,619,400  1,599,005
   Assuming exercise of option
    reduced by the number of
    shares which could have been
    purchased with the proceeds
    from exercise of such options        7,790      1,285      7,790      1,285
                                     ---------  ---------  ---------  ---------
   Weighted average number of common
    shares outstanding as adjusted   1,631,629  1,605,388  1,627,190  1,600,290

 Primary earnings per common share     $  0.52    $  0.43    $  1.46    $  1.26
                                     =========  =========  =========  =========
Assuming full dilution
 Earnings                              $   855    $   702    $ 2,371    $ 2,007
                                     ---------  ---------  ---------  ---------
 Shares *
  Weighted average number of common
   shares outstanding                1,623,829  1,604,103  1,619,400  1,599,005
  Assuming exercise of option reduced
   by the number of shares which could
   have been purchased with the proceeds
   from exercise of such options         7,790      1,285      7,790      1,285
                                     ---------  ---------  ---------  ---------
  Weighted average number of common
   shares outstanding as adjusted    1,631,629  1,605,388  1,627,190  1,600,290

 Earnings per common share assuming
  full dilution                        $  0.52    $  0.43    $  1.46    $  1.26
                                     =========  =========  =========  =========




* Restated per 5% Stock Dividend paid on June 19, 1997.